                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                                    December 17, 1997
Date of Report (Date of earliest event reported)____________________


                          MAGNUM HUNTER RESOURCES, INC.

-------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)


NEVADA                                1-12508                        87-0462881

--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission                   IRS Employer
 of incorporation)                    File Number)          Identification No.)



         600 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039

-------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (972) 401-0752



-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

Financial Statements of NGTS
    Independent Auditors' Report-Grace, Pulliam & Patterson Company, PC . . F-1 NGTS Balance Sheets for the year ended December 31, 1996 and 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2
    NGTS Statements of Income for the Years Ended
      December 31, 1996 and 1995 . . . . . . . . . . . . . .  . . .. . . . .F-3
    Retained Earnings for Years Ended
      December 31, 1996 and 1995. . . . . . . . . . . . . . . . . . . . . . F-4
    NGTS Statements of Cash Flow for the Years Ended
      December 31, 1996 and 1995. . . . . . . . . . . . . . . .  . . . . . .F-5
    Notes to Financial Statements for the Years Ended
      December 31, 1996 and 1995 . . . . . . . . . . . . . . . . .  . . . . F-6
    NGTS Unaudited Balance Sheet for the period ended
      September 30, 1997 . . . . . . . . . . . . .  . . . . . . . . .  . . .F-12
    NGTS Unaudited Statement of Income for the period ended
      September 30, 1997. . . . . . . . . . . . . . . . . . . . . . .  . . .F-13

(b) Pro forma financial information

Unaudited Pro Forma Financial Data
    Introduction............................................................F-14
    Unaudited Pro Forma Balance Sheet as of September 30, 1997.. . . . .. . F-15
    Unaudited Pro Forma Statement of Operations for the Nine months ended September 30, 1997..............................................F-16
    Unaudited Pro Forma Statement of Operations for the year ended
      December 31, 1996 ....................................................F-17
    Notes To Unaudited Pro Forma Financial Statements. .  . . . . . . . . . F-18

                          INDEPENDENT AUDITORS' REPORT

     Board of Directors

     Natural Gas Transmission Services, Inc.

     Dallas, Texas

     We have audited the accompanying balance sheets of Natural Gas Transmissions Services, Inc. (an S Corporation) as of December 31, 1996 and 1995 and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of Natural Gas Transmissions Services, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




GRACE, PULLIAM & PATTERSON COMPANY, PC

Dallas, Texas

March 27, 1997

                     NATURAL GAS TRANSMISSIONS SERVICES, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                           1996         1995
                                                         ---------   ----------
 CURRENT ASSETS
   Cash (Notes 1 and 3)                              $  4,247,213   $   127,078
   Accounts receivable - gas sales (Notes 1,2,3,&5)    31,407,555     3,915,022
   Accounts receivable - shareholders                       1,000         1,000
   Accounts receivable - other                               0           37,447
   Accounts receivable - related party (Note 2)            88,340          0
   Inventory                                              248,429          0
                                                      -------------  -----------
     Total  current  assets                            35,992,537     4,080,547

 EQUIPMENT,  AT COST (NOTES 1 AND 3)
  Office and computer equipment                            99,577        38,722
  Less:  accumulated depreciation                          24,744         9,826
                                                      ------------   -----------
    Total equipment - net                                  74,833        28,896

 OTHER ASSETS
  Other assets - net                                       11,352        11,726
                                                      ------------   -----------
    Total other assets                                     11,352        11,726
                                                      ------------   -----------
    Total assets                                     $ 36,078,722   $ 4,121,169
                                                     =============  ============

                       LIABILITIES & SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable - trade/gas purchased
    (Notes 2 and 3)                                  $ 33,254,294   $ 3,715,034
  Accrued officers' salaries and accrued
    employee bonuses                                      368,045          0
  Note payable - related party (Note 2)                   237,104       237,104
  Payroll taxes payable                                    10,031         4,557
  Accrued state franchise tax payable                      42,000          0
  Accrued interest payable (Note 2)                        28,259         6,920
                                                      ------------   -----------
    Total current liabilities                          33,939,733     3,963,615

SHAREHOLDERS' EQUITY
  Common stock, no par value, 1,000 shares                  1,000         1,000
    authorized, 1,000 shares issued
  Paid in capital                                         100,000       100,000
  Retained earnings                                     2,037,989        56,554
                                                      -----------    -----------
    Total shareholders' equity (Notes 3 and 5)          2,138,989       157,554
                                                      -----------    -----------
      Total liabilities & shareholders' equity       $ 36,078,722   $ 4,121,169
                                                      ===========    ===========


         The Accompanying Notes are an Integral Part of These Statements

                    NATURAL GAS TRANSMISSIONS SERVICES, INC.
                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                        1996           1995
                                                     -----------   -----------
REVENUE FROM OPERATIONS (NOTES 1 AND 2)
    Natural gas sales                              $ 154,715,973   $ 16,479,277
    Services fees                                        226,914        153,772
                                                    ------------   -------------
      Total revenues                                 154,942,887     16,633,049

COST OF OPERATIONS (NOTE 1)
    Cost of gas sold                                 150,417,928     15,889,793
                                                    ------------   -------------
      Total cost of gas sold                         150,417,928     15,889,793
                                                    ------------   -------------
INCOME BEFORE EXPENSES                                 4,524,959        743,256

    EXPENSES (NOTES 1 AND 2)
    Depreciation                                          14,918          5,167
    General and administrative                         2,266,482        723,009
                                                    ------------   -------------
      Total  expenses                                  2,281,400        728,176
                                                    ------------   -------------
OPERATING INCOME                                       2,243,559         15,080

OTHER INCOME (EXPENSE)
    Interest income                                      104,925         14,914
    Interest expense (Note 2)                            (43,924)        (7,033)
    Other                                                 (1,718)         1,718
                                                     ------------   ------------
    Total other income (expense)                          59,283          9,599
                                                     ------------   ------------
NET INCOME  (NOTES 3 AND 5)                         $  2,302,842    $    24,679
                                                     ============   ============

         The Accompanying Notes are an Integral Part of These Statements

                    NATURAL GAS TRANSMISSIONS SERVICES, INC.
                         STATEMENTS OF RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                             1996         1995
                                                          ---------   ----------

 Retained earnings, beginning of year                    $   56,554   $ 31,875
 Add net income (Notes 3 and 5)                           2,302,842     24,679
 Dividends                                                 (321,407)         0
                                                         -----------  ----------
 Retained earnings, end of period                        $2,037,989   $ 56,554
                                                         ===========  ==========


         The Accompanying Notes are an Integral Part of These Statements

                    NATURAL GAS TRANSMISSIONS SERVICES, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                                            1996           1995
                                                                        -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income                                                             $   2,302,842   $    24,679
Adjustments  to  reconcile  net  income
    to  net  cash  provided  by operating activities:
    Depreciation                                                              14,918         5,167
   (Increase) Decrease in accounts receivable - gas sales                (27,492,533)   (2,416,844)
   (Increase) Decrease in accounts receivable - service fees                    0           36,500
   (Increase) Decrease in accounts receivable - other                         37,447       (37,447)
   (Increase) Decrease in accounts receivable - related party                (88,340)         0
   (Increase) Decrease in prepaid loan fees                                     0          (11,556)
   (Increase) Decrease in prepaid expenses                                      0              500
   (Increase) Decrease in inventory                                         (248,429)         0
   Increase (Decrease) in accounts payable - trade/gas purchased          29,539,260     1,976,543
   Increase (Decrease) in accrued officers' salaries and employee            368,045          0
   Increase (Decrease) in taxes payable                                       47,474         2,257
   Increase (Decrease) in accrued interest payable                            21,339         6,920
                                                                       --------------   -------------
   Net cash provided (used) by operating activities                        4,502,023      (413,281)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of office and computer equipment                                 (60,855)      (13,930)
                                                                       --------------   -------------
Net cash provided (used) by investing activities                             (60,855)      (13,930)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from note payable - related party                                   0          237,104
   Payment of loan fees                                                          374          0
   Dividends paid to shareholders                                           (321,407)         0
                                                                       --------------   ------------
Net cash provided (used) by financing activities                            (321,033)      237,104

INCREASE (DECREASE) IN CASH                                                4,120,135      (190,107)

CASH AT BEGINNING OF PERIOD                                                  127,078       317,185
                                                                      --------------   ------------

CASH AT END OF PERIOD                                                 $    4,247,213   $   127,078
                                                                      ==============   ============
SUPPLEMENTAL CASH FLOW INFORMATION:
  INTEREST PAID                                                       $       22,585   $       113
                                                                      ==============   ============


For purposes of the statement of cash flows, the corporation considers cash equivalents to include all highly liquid debt instruments purchased with a maturity of three months or less and certificates of deposit paying interest monthly.


         The Accompanying Notes are an Integral Part of These Statements

                    Natural Gas Transmissions Services, Inc.
                          Notes to Financial Statements
                           December 31, 1996 and 1995



NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         This summary of significant accounting policies of Natural Gas Transmissions Services, Inc. ("The Company") is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

         BUSINESS ACTIVITIES

                  The  Company,  located  in  Dallas,  Texas,  is engaged in the
                  purchase   and   sale  of   natural   gas  and   natural   gas
                  administrative services to its customers in various states.

         CASH AND CASH EQUIVALENTS

                  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. All cash is restricted per the terms of the credit facility.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS

                  The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. However, see Note 5 regarding a contingent write-off.

         PROPERTY AND EQUIPMENT

                  Property and equipment are carried at cost. Management has elected to depreciate property using the straight-line method over the estimated useful lives of the assets, which is five years.

                  Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are reduced, and any gain or loss are included in operations.

                  Depreciation expense for the periods ended December 31, 1996 and 1995 was $14,918 and $5,167 respectively.

NOTE 1:        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

         REVENUE RECOGNITION

                  Revenue consists of sales to natural gas buyers and end users.
                  The  Company   also   generates   revenue   from  natural  gas
                  administrative services.

                  Natural Gas Sales - Revenue from natural gas sales is recognized upon receiving confirmation from the buyer detailing the transaction as to the buyer, seller, volume, price and commitment period. The gas, if necessary, is nominated and is recorded as revenue based on the actual volume delivered per the pipeline company. Approximately 90% of the gas volumes delivered are recorded based on actual versus nominated volumes. The revenue is recorded in the month in which the gas is delivered to the buyer.

                  Administrative Services - Services income is derived by providing services to producers to nominate, confirm, deliver and sale. The Company charges a percentage of the gross revenue received by the producer from the sale.

                  The Company performs credit evaluations of its customers. A letter of credit or guaranty from a customer may be required based upon the customer's credit worthiness.

         INVENTORY

                  Differences between the volumes of gas purchased and nominated to customers and volumes actually delivered by the pipelines (imbalances) are included in inventory at a weighted average cost. As of December 31, 1996, the Company has an inventory balance of $248,429.

         CONSIDERATION OF CREDIT RISK

                  The Company maintains its cash in bank deposit accounts at high credit financial institutions. The balances, at times, may exceed federally insured limits. At December 31, 1996 and 1995, the Company exceeded the limit by $0 and $27,078 respectively. Included in cash is $4,187,449 of interest bearing government backed securities that are convertible to cash on a daily basis.

         EMPLOYEE BENEFIT PLANS

                  The Company maintains a qualified cash or deferred compensation plan under section 401(k) of the Internal Revenue Code. Under the Plan, domestic employees may elect to defer up to fifteen percent (15%) of their salary, subject to the Internal Revenue Service limits. The Company, on an elective basis, contributes a matching fifty percent (50%) of the first six percent (6%) of employee contributions. Company contributions to the plan amounted to $11,090 and $5,964 for the periods ended December 31, 1996 and 1995, respectively.

         USE OF ESTIMATES

                  The preparation of financial statements based upon generally accepted accounting principles requires management to use various estimates and assumptions that could impact the various assets, liabilities and revenue recognition for the reported periods. The actual results could differ from the estimates.

         INCOME TAX

                  The shareholders of Natural Gas Transmissions Services, Inc. have elected to be treated under Subchapter S of the Internal Revenue Code. Therefore, there is no provision for federal income tax presented in the financial statements due to the tax responsibility being at the shareholders' level. However, due to the distributions made in 1996 in relationship to the net income, on or before April 15, 1997, a distribution to the shareholders will be required to pay their individual tax liability.


NOTE 2:  RELATED PARTY TRANSACTIONS

         The   majority   shareholders   of  the  Company  are  also  the  major
shareholders  of  another   corporation  in  which  the  following   significant
transactions occurred:

                  The Company has a balance due from the related party as of December 31, 1996 and 1995 of $45,038 and $478, respectively, in connection with services rendered to the related party.

                  The Company has accounts payable as of December 31, 1996 and 1995 of $0 and $132,061, respectively, in connection with the purchase of gas and other activities.

                  The Company has an outstanding note payable to the related party of $237,104 as of December 31, 1996, which bears interest at 9% and is due on December 31, 1997. The note is unsecured. The note payable to the related party is subordinated to the debt arising from the credit facility as described in Note 3. As of December 31, 1996 and 1995, respectively, the Company owed accrued interest on the note in the amount of $21,339 and $6,920.

         For the years ended December 31, 1996 and 1995, the Company rented office space and some equipment from the related party, which is accounted for as an operating lease. In addition, the Company paid the related party for certain administrative fees. The rental agreements and fees are on a 30 day basis and can be canceled by either party. The aggregated amounts paid for the operating lease payments and administrative fees for 1996 and 1995, were $66,476 and $47,400, respectively.

         During 1996 and 1995, the Company provided certain administrative services to the related party mentioned above. Administrative services fees of $226,914 and $153,772, respectively, are included in income for the periods.

         As of December 31, 1996, there is an outstanding accounts receivable, non-interest bearing, from an owner in the amount of $88,340. The receivable is being paid down out of distributions and/or salary from The Company.

         A related limited partnership has guaranteed the Company's credit facility. The related corporation referred to above is the general partner and, along with the majority shareholders of Natural Gas Transmissions Services, Inc., owns the controlling interest of the limited partnership.

         The guarantor has also provided direct term guaranties to creditors which supply gas to the Company. In turn the guarantor charges a fee for the direct guaranties and the guarantee of the credit facility, which amounted to $12,000 and $5,990 for the periods ended December 31, 1996 and 1995. The details and amounts of the guarantees are disclosed in Note 3.


NOTE 3:  CREDIT FACILITY

         On November 30, 1996 the Company executed an agreement with Bank One, Texas N.A. to provide letters of credit and short-term working capital arrangements. The face of the revolving note is fifteen million ($15,000,000). This agreement allows the Company to borrow or extend letters of credit up to a limit determined by a borrowing base calculation. The borrowing base as of any determination date is equal to the lessor of:

                  A. The sum of 100% of collected funds in collateral accounts of Borrower plus 60% of Eligible Accounts from Unrated Account Debtors as determined by Lenders in their sole discretion plus 80% of Eligible Accounts from Rated Account Debtors as determined by Lenders in their sole discretion; or

                        B. The  sum  of  the  Revolving  Loan  Commitment  ($8.0
                           million as of the balance sheet date) less the aggregate obligations of Borrower to Persons other than Lenders, as calculated by Lenders in their sole discretion, that have been guaranteed by Guarantor.

         As of the date of the balance sheet, the Company's borrowing base was $20,239,650. Outstanding letters of credit were as follows:

                                        Amounts         Expiration Dates
                                    -------------       ----------------
                                    $     515,020       January 1997
                                        3,835,000       February 1997
                                           40,000       January 1997
                                    -------------
                                    $   4,390,020

         The Company had no working capital loan advances as of the balance sheet date.

         As referred to in Note 2, the credit facility is guaranteed by a related party. The guarantor also provides guaranties to creditors of the Company in order for the Company to purchase gas and services from those creditors. As of the balance sheet date, the guarantor provided guaranties for open accounts payable aggregating $13,693,794. All accounts were paid in full by the Company subsequent to the balance sheet date. The credit facility is also guaranteed by the shareholders of the Company, limited to the product of 150% of the shareholder's ownership times all amounts due arising from the credit facility.

         Borrowing Base and outstanding indebtedness recap, as of December 31, 1996:

                  Cash                                            $   4,086,514
                  Accounts Receivable   - Rated x 80%                11,066,237
                                        - Unrated x 60%               5,086,899
                                                                    -----------
                  Total Borrowing Base                               20,239,650

                  Less:    Guaranties                                13,693,794
                  Less:    Outstanding Letters of Credit              4,390,020
                                                                    -----------

                  Balance Available                               $   2,155,836
                                                                   ============

         In accordance with the loan agreement all present and future cash, cash equivalents, accounts receivable, equipment and all other tangible property of the Company secure the loan. The interest rate to be applied to any short term borrowing is prime plus one percent (1%) and is due monthly. Letter of credit fees are charged on a percentage basis as issued. In addition, the credit facility requires the Company to maintain a ratio of total liabilities to tangible net worth of 15.0 to 1.0 at such times when the sum of the letters of credit issued and the outstanding revolving loans is less than $4,000,000. If the total is greater than $4,000,000, the ratio cannot exceed 10.0 to 1.0. General and administrative expenses cannot be more than 65% of gross profits. A tangible net worth covenant is applied which requires the Company to maintain $250,000 in net worth, which includes the subordinated indebtedness of $237,104 as described in Note 2, plus 35% of net profits after December 31, 1995. The maturity of the note is June 30, 1997.


NOTE 4:  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

         The Company has entered into a certain master commodity price swap agreement with a financial counterpart to manage all of the market risk associated with fluctuations in the prices of natural gas commitments to a certain specific customer for a certain time period. The Company entered into an arrangement with this customer to supply gas at a certain price for a defined period of time. The commodity swap agreement was put in place to offset any risk associated with fluctuating prices. The swap agreement requires the Company to make payments to (or receive payments from) the financial counterpart based upon the differential between a fixed and a variable price, as specified by the contract. The Company accounts for these transactions as hedging activities and, accordingly, gains and losses are included in income for the term of the swap transaction.

         The Company has no open or uncovered hedging activities that expose the Company to market risk.


NOTE 5:  CONTINGENCIES

         As of December 31, 1996, The Company has an outstanding receivable from a customer that is in excess of $350,000 which arose in the normal course of business during the early part of 1996. The receivable is subject to a possible accounts payable offset of approximately $140,000; thereby, reflecting a net receivable in excess of $200,000. A dispute has arisen between the parties and currently there are lawsuits and counter suits regarding payment of the amount with the case set for trial in 1997. Consequently, as of December 31, 1996, the ultimate collectibility or non-collectibility is not determinable.

                    NATURAL GAS TRANSMISSIONS SERVICES, INC.
                                  BALANCE SHEET
                               SEPTEMBER 30, 1997
                                   (UNAUDITED)


                                     ASSETS
                                                       September 30,
                                                           1997
                                                       -------------
CURRENT ASSETS
  Cash                                              $      1,664,067
  Accounts receivable - gas sales                         20,509,020
  Accounts receivable - shareholders                           1,000
  Accounts receivable - other                                155,525
  Inventory                                                  509,501
                                                        ------------
    Total current assets                                  22,839,113

 EQUIPMENT, AT COST
  Office and computer equipment                              131,199
  Less:  accumulated depreciation                             38,976
    Total equipment - net                                     92,223

 OTHER ASSETS
  Other assets - net                                           8,558
    Total other assets                                         8,558
                                                        ------------
      Total assets                                   $    22,939,894
                                                        ------------

LIABILITIES & SHAREHOLDERS' EQUITY

                               CURRENT LIABILITIES

  Accounts payable - trade/gas purchased             $    21,205,823
  Deferred income                                            (66,149)
  Payroll taxes payable                                       (5,465)
    Total current liabilities                             21,134,209

        SHAREHOLDERS' EQUITY
  Common stock, no par value, 1,000 shares                     1,000
    authorized, 1,000 shares issued
  Paid in capital                                            100,000
  Retained earnings                                        1,704,685
    Total shareholders' equity                             1,805,685
                                                        ------------
      Total liabilities & shareholders' equity       $    22,939,894
                                                        ------------

                    NATURAL GAS TRANSMISSIONS SERVICES, INC.
                               STATEMENT OF INCOME
                     FOR THE PERIOD ENDED SEPTEMBER 30, 1997
                                   (UNAUDITED)

                                                          September 30,
                                                              1997
                                                        ----------------
REVENUE FROM OPERATIONS
   Natural gas sales                                  $   131,159,573
   Services fees                                              208,100
                                                        ---------------
     Total revenues                                       131,367,673
                                                        ---------------

COST OF OPERATIONS
    Cost of gas sold                                       127,684,082
                                                        ---------------
      Total cost of gas sold                               127,684,082
                                                        ---------------

INCOME BEFORE EXPENSES                                       3,683,591

 EXPENSES
   Depreciation                                                 14,232
   General and administrative                                1,569,578
                                                         --------------
      Total  expenses                                        1,583,810
                                                         --------------
OPERATING INCOME (LOSS)                                      2,099,781

OTHER INCOME (EXPENSE)
    Interest income                                             84,073
    Interest expense                                           (11,158)
    Other                                                            0
                                                         --------------
    Total other income (expense)                                72,915
                                                         --------------
NET INCOME (LOSS)                                      $     2,172,696
                                                          ==============

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS


         The following unaudited pro forma financial statements are derived from the consolidated financial statements of the Company, the financial statements of Natural Gas Transmission Services, Inc. (NGTS) and certain historical financial data in respect of various assets acquired by the Company in 1996 and 1997. The pro forma adjustments set forth on the attached unaudited pro forma financial statements reflect the acquisition of NGTS in December 1997 and the following transactions that occurred earlier in 1997 or 1996:

(1) The Panoma Acquisition completed in June 1996;

(2) The conversion or redemption of the Company's Series B and Series C Preferred Stock in 1996;
(3) The issuance of the TCW Preferred Stock in December 1996;
(4) The McLean Plant  Acquisition  in January 1997;
(5) The Permian Basin Acquisition completed in April 1997 (including the incurrence of indebtedness under the Company's current Credit Facility (the "Credit Facility") and the Company's previously existing term loan facility (the"Term Loan Facility") to finance the Permian Basin Acquisition and repay the indebtedness under the Company's previous credit facility (the "Previous Credit Facility"));
(6) The debt offering completed in May 1997 (the "Debt Offering") and the application of the net proceeds therefrom;
(7) The 6,500,000 share common stock offering completed in November 1997 and the exercise of 896,256 warrants, resulting in approximately $41 million in cash proceeds.

         The equity offering, warrant exercise and the acquisition of NGTS, all of which occurred in the final quarter of 1997 are reflected on the September 30, 1997 unaudited pro forma balance sheet as if the transactions had occurred on September 30, 1997. The transactions that occurred in 1997 are reflected in the unaudited pro forma statement of operations for the nine months ended September 30, 1997 as if they had occurred on January 1, 1997, and on the unaudited pro forma statement of operations for the year ended December 31, 1996 as if they had occurred in January 1, 1996. The transactions that occurred in 1996 and in January 1997 are reflected in the unaudited statement of operations for the year ended December 31, 1996 as if they had occurred on January 1, 1996.

         The  unaudited  pro  forma  financial  statements  should  be  read  in
conjunction  with  the  notes  thereto  and  with  the  consolidated   financial
statements of the Company and NGTS and the notes thereto.

         The unaudited pro forma financial statements are not indicative of the financial position or results of operations of the Company which would actually have occurred if the transactions described above had occurred at the dates presented or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to normal oil and gas production declines, changes in prices paid for oil and gas, future acquisitions, drilling activity and other factors.

                          MAGNUM HUNTER RESOURCES,INC.
                       UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (in thousands)

                                                             Magnum            Pro Forma         Pro Forma
                                                             Hunter            Adjustments         Balance
                                                            ----------         -----------        ----------

                                     ASSETS

CURRENT ASSETS                                              $  19,466          $                 $   19,466
NET PROPERTY, PLANT AND EQUIPMENT                             213,000                               213,000
INVESTMENT IN GAS MARKETING COMPANY                                                4,350  (2)         4,350
OTHER ASSETS                                                    7,692                                 7,692
                                                            ---------          ----------         ----------
TOTAL ASSETS                                                $ 240,158          $   4,350         $  244,508
                                                            =========          ==========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                                         $  17,539          $                 $   17,539
LONG TERM LIABILITIES
  Long-term debt, current maturities                          188,027             (41,000) (1)      151,377
                                                                                    4,350  (2)
  Minority interest                                                40                                    40
  Other                                                         2,648                                 2,648

STOCKHOLDERS' EQUITY:
  Preferred stock                                                   1                                     1
  Common stock                                                     29                  15  (1)           44
  Additional paid-in capital                                   40,291              40,985  (1)       81,276
  Accumulated deficit                                          (8,416)                               (8,416)
  Treasury stock                                                   (1)                                   (1)
                                                            ----------          ----------       -----------
      Total stockholders' equity                               31,904              41,000            72,904
                                                            ----------          ----------       -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $ 240,158          $    4,350        $  244,508
                                                            =========          ===========       ===========

       See accompanying notes to unaudited pro forma financial statements

                         Magnum Hunter Resources, Inc.
                  Unaudited Pro Forma Statement of Operations
                      Nine Months Ended September 30, 1997
                                 (in thousands)

                                            Magnum     Pro Forma      Pro Forma
                                            Hunter     Adjustments     Balance
                                            --------   -----------    ----------

Operating Revenues:
  Oil and gas sales                       $   22,793   $   12,627 (3)  $ 35,420
  Gas gathering, marketing and processing      7,721                      7,721
  Oil field services and international
    sales                                      3,792                      3,792
                                          -----------  -----------     ---------

Total Operating Revenues                      34,306       12,627        46,933

Operating Costs and Expenses:
  Oil and gas production                       8,521        3,039 (3)    11,560
  Gas gathering, marketing and processing      5,803                      5,803
  Oil field services and international sales   3,482                      3,482
  Depreciation and depletion                   8,607        3,629 (4)    12,236
  General and administrative                   1,128           50 (5)     1,178
                                          -----------  -----------     ---------
Total Operating Costs and Expenses            27,541        6,718        34,259
                                          -----------  -----------     ---------
Operating Profit (Loss)                        6,765        5,909        12,674

Equity in income of gas marketing
  subsidiary                                                  508 (6)       508
Other income                                     568                        568
Interest expense                              (9,298)      (4,587)(7)   (11,730)
                                                               87 (8)
                                                            2,068 (9)
                                           -----------  ----------      --------

Income (Loss) Before Income Tax               (1,965)       3,985         2,020

  Benefit (Provision) for income taxes           731       (1,514) (10)    (783)
                                           -----------  ----------     ---------
Income (Loss) Before Extraordinary Item       (1,234)       2,471         1,237

  Dividends Applicable to Preferred Stock       (657)                      (657)
                                           -----------  ----------     ---------
Income (Loss)Applicable to Common Shares
  Before Extraodinary Item                 $  (1,891)   $   2,471      $    580
                                           ===========  ==========     =========
Income (Loss) Per Share Before
  Extraordinary Item                       $   (0.14)   $    0.18      $   0.04
                                           ==========   ==========     =========

Common shares used in Per Share
  Calculation                                13,659        13,659        13,659
                                           ==========   ==========     =========


       See accompanying notes to unaudited pro forma financial statements


                         Magnum Hunter Resources, Inc.
                  Unaudited Pro Forma Statement of Operations
                          Year Ended December 31, 1996
                                 (in thousands)



                                            Magnum      Pro Forma     Pro Forma
                                            Hunter     Adjustments     Balance
                                           ---------    -----------   ----------
Operating Revenues:
  Oil and gas sales                        $ 10,248    $    3,267  (1) $ 52,948
                                                           39,433  (3)
Gas gathering, marketing and processing       5,768         3,562 (12)   10,304
                                                              974 (11)
Oil field services and international
  sales                                         396                         396
                                           ----------  ------------   ----------
Total Operating Revenues                     16,412        47,236        63,648

Operating Costs and Expenses:
  Oil and gas production                      4,390         1,049 (11)   17,085
                                                           11,646  (3)
  Gas gathering, marketing and processing     4,708           695 (11)    6,879
                                                            1,476 (12)
  Oil field services and international
    sales                                       267                         267
  Depreciation and depletion                  2,951         1,370 (13)   17,282
                                                           12,961  (4)
  General and administrative                  1,225           250  (5)    1,475
                                           ----------   ------------   ---------
Total Operating Costs and Expenses           13,541        29,447        42,988

Operating Profit (Loss)                       2,871        17,789        20,660

Equity in income of gas marketing
  subsidiary                                                  501  (6)      501
Other income                                    344                         344
Interest expense                             (2,394)       (1,555)(14)  (14,989)
                                                          (14,059) (7)
                                                              262  (8)
                                                            2,757  (9)
                                           ----------  -------------  ----------
Income (Loss) Before Income Tax                 821         5,695         6,516

  Benefit (Provision) for income taxes         (312)       (2,164)(10)   (2,476)
                                           ----------  -------------  ----------
Income (Loss) Before Extraordinary Item         509         3,531         4,040

Dividends Applicable to Preferred Stock        (406)         (469)(15)     (875)
                                           ----------  -------------  ----------
Income (Loss) Applicable to Common Shares
  Before Extraordinary Item                $    103    $    3,062     $   3,165
                                           ==========   ============  ==========
Income (Loss) Per Share Before
  Extraordinary Item                       $   0.01    $     0.24     $    0.25
                                           =-========  =============  ==========
Common shares used in Per Share
  Calculation                                12,486        12,486        12,486
                                           ==========  =============  ==========

       See accompanying notes to unaudited pro forma financial statements

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                                 (in thousands)


(1) To record the net proceeds from the Company's November 1997 equity offering and exercise of warrants of approximately $41,000, which were used to reduce long-term debt.

(2) To record the acquisition of 30% of NGTS for a total of $4,350. The purchase price was financed by $2,350 drawn under the Company's credit facility and $2,000 of notes payable to the sellers.

(3) To record the Permian Basin Properties operating revenues and oil and gas production expenses as if the Permian Basin Acquisition had occurred on January 1, 1996 for the December 31, 1996 pro forma statement of operations and on January 1, 1997 for the September 30, 1997 pro forma statement of operations.

(4) To record the pro forma depletion adjustment to reflect the Company's depletion expense as if the Permian Basin Properties had been acquired on January 1, 1996 for the December 31, 1996 pro forma statement of operations and on January 1, 1997 for the September 30, 1997 pro forma statement of operations.

(5) To record estimated additional general and administrative expenses that would have been incurred if the Panoma Properties that were acquired effective July 1, 1996 had been acquired on January 1, 1996, and to record the Company's estimates of general and administrative expenses that would have been incurred if the Permian Basin Properties had been acquired on January 1, 1996 for the December 31, 1996 pro forma statement of operations and on January 1, 1997 for the September 30, 1997 statement of operations, net of estimated fees that would have been earned by the Company from third parties on the acquired properties it operates, as follows:

                                                       1996           1997
                                                       ----           ----
         Panoma                                     $   100          $  -

         Permian:
           Additional general and
              administrative expenses                   702            235
           Operating fees earned from third
              parties                                  (552)          (185)
                                                     --------        --------
                                                    $   250          $  50
                                                    =========        ========

(6) To record the Company's 30% equity interest in the earnings of NGTS less amortization of the excess of the amount paid for NGTS over the share of the identifiable net assets acquired ("goodwill"). The goodwill is assumed to be amortized over a 20 year period. The amounts, as if the acquisition of NGTS had occurred at the beginning of the respective periods, are as follows:

                                                        1997            1996
                                                        ----            ----
         30% of NGTS net income                      $   651        $    691
         Less amortization of goodwill                  (143)           (190)
                                                     ----------      ----------
                                                     $   508        $    501
                                                     =========       ==========

(7) To record the interest expense associated with the borrowing of $119,500 under the Credit Facility and $60,000 under the Term Loan Facility to complete the Permian Basin Acquisition and to refinance the Previous Credit Facility as if the acquisition and refinancing had closed at the beginning of the respective periods.

         The Credit Facility and the Term Loan Facility are assumed to have interest rates of 9.0% and 11.5%, respectively. The debt issuance costs associated with the facilities are as follows:

                 Credit Facility debt issuance costs          $          700
                 Term Loan Facility debt issuance costs                1,800
                                                               --------------
                                                              $        2,500

         The components of this interest expense adjustment are as follows:

                                                         1997          1996
                                                         ----          ----
         Elimination of pro forma interest adjustments
            for McLean  Plant Acquisition and Panoma
            Acquisition and amortization of associated
            debt issuance costs                         $  -      $  (1,555)

         Elimination of historical interest expense
            on Previous Credit Facility                 (1,415)      (2,394)
         Interest on Credit Facility                     3,585       10,755
         Amortization of debt issuance costs
            on Credit Facility                              44          133
         Interest on Term Loan Facility                  2,300        6,900
         Amortization of debt issuance costs
            on Term Loan Facility                           73          220
                                                       ---------   -----------
                                                       $ 4,587     $ 14,059
                                                      ===========  ===========

(8) To adjust interest expense to reflect the repayment of the Term Loan Facility and repayment of $75,500 of indebtedness under the Credit Facility with the net proceeds of the Debt Offering. The interest rate on the Debt Offering Notes is 10.0%. After repayment of the Term Loan Facility, using the net proceeds of the Debt Offering, the Credit Facility will bear interest on an assumed interest rate of 7.6% per annum. The $4,500 of estimated debt issuance costs are amortized using the effective yield method over the life of the Notes. This adjustment excludes an extraordinary charge to expense of $1,800 debt issuance costs associated with repayment of the Term Loan Facility. The components of the interest expense adjustment are as follows:

                                                             1997       1996
                                                              ----      ----
          Interest on the Debt Offering Notes             $  4,667   $  14,000
          Amortization of debt issuance costs on Notes          90         270
          Elimination of interest on $75,500 of debt
             under Credit Facility and effect of
             reduction of interest rate on Credit
             Facility following repayment of Term
             Loan Facility                                  (2,471)     (7,412)
          Elimination of interest and amortization of
             associated debt issuance costs
             on Term Loan Facility                          (2,373)     (7,120)
                                                       -----------  ------------
                                                          $    (87)   $   (262)
                                                        ===========  ===========

(9) To adjust interest expense to reflect (a) repayment of $41,000 of the Credit Facility with the proceeds of the equity offering and warrant exercise, (b) the incurrence of $2,350 of additional borrowing under the Credit Facility to partially finance the purchase of the 30% interest in NGTS and (c) $2,000 of convertible promissory notes to the sellers of the 30% interest in NGTS. The loan from the sellers and the Credit Facility are assumed to have 9.0% and 7.6% interest rates, respectively. The components of this interest expense adjustment are as follows:

                                                           1997           1996
                                                           ----           ----
          Reduction of interest on Credit Facility      $ (2,203)     $ (2,937)
          Interest on notes to seller                        135           180
                                                        ---------    -----------
                                                        $ (2,068)     $ (2,757)
                                                        =========    ===========

(10) To record the effect of the pro forma adjustments on deferred and current federal and state income taxes at an assumed tax rate of 38% after consideration of available net operating losses and other carryforwards.

(11) To record the operating revenues and oil and gas production expenses and gas gathering and marketing expenses for the first six months of 1996 for the Panoma Properties that were acquired effective July 1, 1996 as if the Panoma Acquisition had occurred on January 1, 1996.

(12) To record operating revenues and gas gathering and marketing expenses related to the Company's 50% interest in the McLean Gas Plant, which was acquired for $2,500 in January 1997, for the year ended December 31, 1996 as if the McLean Gas Plant had been acquired on January 1, 1996. The Company will receive 100% of the net profits generated by the facility until the $2,500 purchase price is recovered, after which it will receive 50% of the net profits. If the Company had received 50% of the net profits generated by the McLean Gas Plant during the pro forma period presented, its gross margin would have been reduced by $1,403.

(13) To record the pro forma depletion adjustment of $1,203 to reflect the Company's depletion expense as if the Panoma Properties that were acquired effective July 1, 1996 had been acquired on January 1, 1996 and $167 to record one year of depreciation expense on the McLean Gas Plant (depreciable life is 15 years) as if the McLean Gas Plant had been acquired on January 1, 1996.

(14) To record interest as if the McLean Plant Acquisition and the Panoma Acquisition had occurred on January 1, 1996 as set forth below. These acquisitions were assumed to be financed by the Previous Credit Facility with an average interest rate during 1996 of 7.625%.

           McLean Gas Plant - interest                    $     191
           Panoma Properties - interest                       1,321
           Panoma Properties - amortization of
                associated debt issuance costs                   43
                                                           ---------
                                                          $   1,555
                                                          ==========

(15) To remove the $389 of dividends applicable to Series B and Series C Preferred Stock that was redeemed or converted to Common Stock in late 1996 as if the redemption or conversion had occurred on January 1, 1996, and to record $858 of dividends at a rate of 8.75% on the TCW Preferred Stock issued in December 1996 as if it had been outstanding since January 1, 1996.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Magnum Hunter Resources, Inc.

                                               /s/ Gary C. Evans
                                        BY:____________________________
                                           Gary C. Evans
                                           President and Chief Executive Officer


Dated:  February 13, 1998